
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          NOV-30-2000
<PERIOD-START>                             DEC-01-1999
<PERIOD-END>                               AUG-31-2000
<CASH>                                          45,192
<SECURITIES>                                    41,178<F1>
<RECEIVABLES>                                  576,320
<ALLOWANCES>                                         0
<INVENTORY>                                  1,758,298
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               2,836,110
<CURRENT-LIABILITIES>                                0
<BONDS>                                        505,305<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        48,312
<OTHER-SE>                                     637,848
<TOTAL-LIABILITY-AND-EQUITY>                 2,836,110
<SALES>                                      2,645,336
<TOTAL-REVENUES>                             2,686,791
<CGS>                                        2,149,342
<TOTAL-COSTS>                                2,163,598<F3>
<OTHER-EXPENSES>                               340,276<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              22,327
<INCOME-PRETAX>                                186,553
<INCOME-TAX>                                    50,000
<INCOME-CONTINUING>                            136,553
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   136,553
<EPS-BASIC>                                     3.39
<EPS-DILUTED>                                     3.32

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses.

